Exhibit 1.1

Heartland Payment Systems, Inc.

[               ] Shares
Common Stock
($       par value)

Underwriting Agreement

New York, New York
[•], 2005

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Robert W. Baird & Co. Incorporated

William Blair & Company, LLC

KeyBanc Capital Markets, a Division of McDonalds Investments Inc.

SunTrust Capital Markets, Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Heartland Payment Systems, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [        ] shares of Common Stock, $0.001 par value (“Common Stock”) of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters [      ] shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”).  The Company and the Selling Stockholders named in Schedule II hereto also propose to grant to the Underwriters an option to purchase up to [_____] and [       ], respectively, additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 17 hereof.

As part of the offering contemplated by this Agreement (the “Offering”), Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule II to this Agreement, up to [____] shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”).  The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price.  Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 AM New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1.             Representations and Warranties.

(i)            The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)   The Company has prepared and filed with the Commission a registration statement (file number 333-118073) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following:  either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b).  In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus.  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)   (x) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option

Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; and (y) on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)   Each of the Company and its subsidiary has been duly organized and is validly existing as a corporation or company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) (“Material Adverse Effect”).

(d)   All the outstanding limited liability company interests of The Heartland Payroll Company L.L.C. have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding limited liability company interests in Heartland Payroll Company L.L.C. are owned by the Company directly.

(e)   The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock”; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities have been duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, other than any such rights as have been satisfied or waived; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f)    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Capital Stock” and “Shares Eligible for Future Sale” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)   This Agreement has been duly authorized, executed and delivered by the Company.

(h)   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i)    No consent, approval, authorization, filing with or order of any court, governmental agency or body or regulatory authority is required in connection with the transactions contemplated herein, except such as (i) have been obtained under the Act, (ii) such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and (iii) such as have been obtained in connection with the review of the transaction by the National Association of Securities Dealers, Inc. (“NASD”).

(j)    Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, (i) the charter or by-laws of the Company or its subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or its subsidiary’s properties, except in the case of clauses (ii) and (iii) above, as would not have a Material Adverse Effect.

(k)   Except as described in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(l)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiary included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except that non-year-end financial statements are subject to normal recurring year-end-audit adjustments and do not contain all footnotes required by United States generally accepted accounting principle).  The selected financial data set forth under the caption “Selected Historical Consolidated Financial Information and Other Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.  The pro forma financial information included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement.  The pro forma financial information included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(m)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary or its or its subsidiary’s property is pending or, to the best knowledge of the Company, threatened that (i) would have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(n)   Each of the Company and its subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not have a Material Adverse Effect.

(o)   Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, except with respect to the provisions in the bylaws requiring annual meetings of shareholders of the Company and only in the case of the 2005 annual shareholder meeting which will not be held, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) above, where such violations or defaults, individually or in the aggregate, would not have a Material Adverse Effect.

(p)   Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder.

(q)   There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(r)    The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(s)   No material labor problem or dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(t)    The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or its subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)   The Company and its subsidiary possess all licenses, certificates, permits and other authorizations (collectively, the “Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the lack of any such Permits would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(v)   The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)    The Company and its subsidiary are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Prospectus, neither the Company nor its subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(y)   The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or its subsidiary, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiary has fulfilled its obligations, if any, under Section 515 of ERISA; except for the post-employment continuation of medical benefits provided for in the employee confidential information and noncompetition agreements between certain employees and the Company, neither the Company nor its subsidiary maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or its subsidiary is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor its subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA,  any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(z)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any effective provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are currently applicable to the Company, including Section 402 related to loans.

(aa) The Company did not, directly or indirectly, engage in any activity that would constitute arranging for an extension of credit (within the meaning of

Section 13(k) of the Exchange Act) in connection with the personal loan made by Citigroup Global Markets Inc. to Robert Carr in June 2005, and such loan is not prohibited by Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act).

(bb) The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the “USA PATRIOT Act”) Act of 2001, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc) The Company and its subsidiary own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted and in the manner set forth in the Prospectus, except where the failure to so own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect.  The Company is not aware of any material claim to the contrary or any material challenge by any other person to the rights of the Company or its subsidiary with respect to the foregoing, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

(dd) The subsidiary listed on Annex A attached hereto is the only significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X.

(ee) The Company has not sent or received any communication regarding the termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, or to the knowledge of the Company, any other party to such contract or agreement.

(ff)   The Company has not prior to the date hereof made any offer or sale of any securities which would be “integrated” for purposes of the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(gg) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on one hand, and any director, officer, stockholder, customer or supplier of the Company, on the other hand, which is required by the Act to be described in the Registration Statement or Prospectus which is not so described and described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions, if any, in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions, if any, in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)           Each Selling Stockholder severally represents and warrants to, and agrees with, each Underwriter that:

(a)   Such Selling Stockholder will be, immediately upon the conversion of Series A Senior Convertible Participating Preferred Stock prior to the sale by such Selling Stockholder on the Closing Date, the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased, by making payment therefor as provided herein, such Securities delivered on the Closing Date to The Depository Trust Company (“DTC”) (and, if applicable, credited to a securities account of another securities intermediary on the books of DTC), and that has had such Securities registered in the name of Cede & Co. or such other nominee as DTC may designate and credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (y) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC or, if applicable, on the records of such other securities intermediary, will have been made pursuant to the UCC.

(b)   Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)   Except in the case of Securities held by Greenhill (as defined below), certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with the Company, as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)   No consent, approval, authorization or order of any court or governmental agency or body or regulatory authority is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Exchange Act, the blue sky laws of any jurisdiction and the rules and regulations of the NASD in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e)   Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any provision of applicable law or (ii) the charter or by-laws (or similar constitutional documents) of such Selling Stockholder or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, and in the case of clauses (i) and (iii) only, except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Selling Stockholder and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(f)  Such Selling Stockholder has no reason to believe that the sale of Securities by such Selling Stockholder pursuant hereto is prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(g)    In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof which information consists solely of the information specified in Section 8(b) hereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b)(y) of this Section.

Any certificate signed by any Managing Director of a Selling Stockholder, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is [•] and the maximum aggregate number of Option Securities to be sold by the Selling Stockholders is [•].  The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto.  In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by the Company and each Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by the Company and each Selling Stockholder and the number of Option Securities to be sold.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and the Selling Stockholders named in Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(i)            The Company agrees with the several Underwriters that:

(a)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)   As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)   The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(e)   The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)    The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock (other than the Securities) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Stock or securities exercisable for or convertible into Common Stock pursuant to any stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and disclosed in the Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and disclosed in the Prospectus, (iii) file registration statements on Form S-8 and (iv) issue and sell Common Stock or securities exercisable for or convertible into a maximum aggregate amount of

Common Stock equal to the lesser of either $30,000,000 or 10% of the Common Stock then outstanding in connection with an acquisition or file a registration statement on Form S-4, provided that any such counterparty agrees in writing that until 180 days after the date of the Underwriting Agreement, it will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of such shares or securities exercisable for or convertible into shares of Common Stock or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction.

(g)   The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses (other than charter expenses) incurred by or on behalf of Company management in connection with presentations to prospective purchasers of the Securities; (ix)  the fees and expenses of counsel (including local and special counsel) for the Company; (x) one-half of any charter expenses arranged by the Underwriters with the consent of the Company and incurred in connection with presentations to prospective purchasers of the Securities; and (xi) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder. Subject to the provisions of this Section 5 and Section 7, the Underwriters agree to pay for (A) all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence including, without limitation, the fees and disbursements of counsel for the Underwriters and (B) one-half of any charter expenses arranged by the Underwriters with the consent of the Company.

(j)    The Company agrees to pay (1) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(k)   The Company will apply the net proceeds from the sale of the Securities sold by the Company as described in the Prospectus under the heading “Use of Proceeds”.

(l)    The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.

(m)  The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(ii)           Each Selling Stockholder agrees with the several Underwriters that:

(a)   Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than the Securities being sold by such Selling Stockholder pursuant to this Agreement. The foregoing restrictions shall not apply to bona fide gifts; provided, however, that (i) the recipient of such gift shall, prior to such gift, agree in writing to be bound by the terms of the letter attached hereto as Exhibit A, and (ii) such gift is not required to be reported in any public report or filing with the Commission and such Selling Stockholder does not otherwise voluntarily effect any such public filing or report regarding such gift.  In addition, with respect to Greenhill Capital Partners L.P., Greenhill Capital, L.P., Greenhill Capital Partners (Executives), L.P. and Greenhill Capital Partners (Cayman), L.P. (collectively, “Greenhill”), the foregoing restrictions shall also not apply to other dispositions of shares of any class of the Company’s capital stock by Greenhill that do not involve a disposition for value that are made exclusively between and among Greenhill or its affiliates, including its partners (if a partnership), members (if a limited liability company), or any of its wholly-owned subsidiaries (if a corporation) provided, however, that (i) the recipient of such transfer shall, prior to such transfer, agree in writing to be bound by the terms of the letter attached hereto as Exhibit A, and (ii) such transfer is not required to be reported in any public report or filing with the Commission and Greenhill does not otherwise voluntarily effect any such public filing or report regarding such transfer (other than an annual filing on a Form 5 made after the 180-day period referred to above).  Furthermore, with respect to Greenhill, nothing in this Agreement shall be deemed to prohibit or restrict the sale of any shares of capital stock of the Company by Greenhill upon the exercise of the option granted to Robert O. Carr.

(b)   Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)   Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the

Act, of any material change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   The Company shall have requested and caused Dorsey & Whitney LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            each of the Company and The Heartland Payroll Company, LLC (the “Subsidiary”) has been duly organized and is validly existing as a corporation or company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii)           all the outstanding limited liability company interests in The Heartland Payroll Company L.L.C. have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding limited liability company interests in The Heartland Payroll Company L.L.C. are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

(iii)          the Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities have been duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, other than any such rights as have been satisfied or waived; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iv)          to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Capital Stock” and “Shares Eligible for Future Sale” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(v)           the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto,

pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

(vi)          this Agreement has been duly authorized, executed and delivered by the Company;

(vii)         except in the case of Greenhill, the Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by the Selling Stockholders, the Custody Agreement and Power of Attorney is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

(viii)        the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(ix)           no consent, approval, authorization, filing with or order of any court, governmental agency or body or regulatory authority is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(x)            neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, (i) the charter or by-laws of the Company or its subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or their properties; and

(xi)           Except as described in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)   Greenhill Capital Partners L.P., Greenhill Capital, L.P., Greenhill Capital Partners (Executives), L.P. and Greenhill Capital Partners (Cayman), L.P. (collectively, “Greenhill”), as Selling Stockholders, shall have requested and caused Davis Polk & Wardwell, counsel for Greenhill[, and the Selling Stockholders (other than Greenhill) shall have requested and caused                       counsel for such Selling Stockholders,] to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            this Agreement has been duly authorized, executed and delivered by the Selling Stockholders, and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by such Selling Stockholder hereunder;

(ii)           upon payment for the Securities to be sold by the Selling Stockholders pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede & Co. or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(iii)          no consent, approval, authorization or order of any court, governmental agency or body under United States federal or New York state law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Exchange Act, the blue sky laws of any jurisdiction and under any regulations of the NASD in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(iv)          neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder, if applicable, or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any United States federal or New York state law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement or the charter or By-laws of the Selling Stockholder, if applicable, or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder or any of its subsidiaries, if applicable, is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder or any of its subsidiaries, if applicable, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder or any of its subsidiaries, if applicable, in each case except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the consummation of the transactions contemplated by the underwriting agreement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible [officers/Managing Directors] of the Selling Stockholders and public officials.

(d)   The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)   The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(f)    Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, or, as appropriate, the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder, dated the Closing Date, to the effect that the signer(s) of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date.

(g)   The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2005 and as at March 31, 2005, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

(i)            nothing came to their attention as a result of their procedures that caused them to believe that the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2005, and as at March 31, 2005, as indicated in their letter dated [•], 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that

(1)           any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

(2)           with respect to the period subsequent to March 31, 2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt, receivables, payables and borrowings of the Company and its subsidiary or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the March 31, 2005, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the prior year in net revenues or income before taxes or in total or per share amounts of net income of the Company and its subsidiary, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)           the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d)

(Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiary) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions “Selected Historical Consolidated Financial Information and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus, agrees with the accounting records of the Company and its subsidiary, excluding any questions of legal interpretation; and

(iv)          on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(i)    Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)   The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiary in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(l)    The Securities shall have been approved for listing on the New York Stock Exchange and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(m)  At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company, each Selling Stockholder and [names of major stockholders that are not Selling Stockholders] addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancelation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006 on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.  (a)  (i) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)   Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. Each Selling Stockholder confirms as to itself, and the Company and the Underwriters acknowledge, that the information appearing in the table in the section entitled “Principal Stockholders” under the headings “Name of Beneficial Owner,” “Number of Shares Beneficially Owned — Prior to this Offering,” “Number of Shares Beneficially Owned — After this Offering” and in the footnote related to such information pertaining to such Selling Stockholder, and in the section entitled “Selling Stockholders” under the headings “Name of Beneficial Owner,” “Shares Beneficially Owned Prior to this Offering — Number” and “Shares Being Sold in the Offering,” “Shares Beneficially Owned After the Offering — Number,” “Maximum Number of Shares Being Sold in the Overalloment Option, if Any,” “Shares Beneficially Owned after the Offering if the Underwriters’ Overallotment Option is Exercised in Full — Number” and the last paragraph in the section entitled “Selling Stockholders” constitute the only information concerning such Selling Stockholder furnished in writing to the Company by such Selling Stockholder for inclusion in the Registration Statement and the Prospectus.

(c)   Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and Selling Stockholders, each of their directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company or any Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(d)   The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) in connection with the Directed Share Program, arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any other materials prepared, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any participant in the Directed Share Program to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company will not be liable under this clause (iii) to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of Citigroup Global Markets Inc.

(e)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) (c) or (d) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(f)    In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders, as the case may be, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).  The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

(g)   The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities, less the underwriting discount, sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to the Closing Date or any Option Securities settlement date (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912)

and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (609) 683-3815 and confirmed to it at 47 Hulfish Street, Suite 400, Princeton, New Jersey 08542 , attention of Robert H.B. Baldwin, Jr.; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.           Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

18.           No fiduciary duty. The Company and the Selling Stockholders hereby acknowledge that (a) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (b) their engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Stockholders agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or are currently advising the Company or the Selling Stockholders on related or other matters).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several Underwriters.

Very truly yours,

Heartland Payment Systems, Inc.

By:
Name:
Title:

Heartland Payment Systems, Inc.

(as to representation and warranty made pursuant to Section 1(aa))

By:
	Name:	Robert H.B. Baldwin, Jr.
	Title:	Chief Financial Officer

Greenhill Capital Partners, L.P.

By:
Name:
Title:

Greenhill Capital Partners (Executives), L.P.

By:
Name:
Title:

Greenhill Capital Partners (Cayman), L.P.

By:
Name:
Title:

Greenhill Capital, L.P.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE FIRST BOSTON LLC
ROBERT W. BAIRD & CO. INCORPORATED
WILLIAM BLAIR & COMPANY, LLC
KEYBANC CAPITAL MARKETS, A DIVISION OF
MCDONALDS INVESTMENTS INC.
SUNTRUST CAPITAL MARKETS, INC.

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

For themselves and the other several Underwriters named
in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
KeyBanc Capital Markets, a Division
of McDonald Investments Inc.
SunTrust Capital Markets, Inc.

Total

SCHEDULE II

Selling Stockholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
Greenhill Capital Partners, L.P.	1,224,602	183,690
Greenhill Capital Partners (Executives), L.P.	197,688	29,653
Greenhill Capital Partners (Cayman), L.P.	204,200	30,630
Greenhill Capital, L.P.	373,510	56,027
Carr Holdings, L.L.C.	[ ]	200,000
Alan M. Atkins	[ ]	186,000
Donnie E. Lassiter	[ ]	66,500
Linda Vann Lassiter	[ ]	70,300
Thomas White, Trustee of the Lassiter Trust, f/b/o Sara Lynn Lassiter u/a/o July 20, 2000	[ ]	26,600
Thomas White, Trustee of the Lassiter Trust, f/b/o Trenton Vann Lassiter u/a/o July 20, 2000	[ ]	26,600
Wes Williams	[ ]
Donald L. Nighswonger and Susan K. Nighswonger, Joint Tenants with Rights of Survivorship	[ ]
Jeff Nichols and Corrie Nichols, Jointly	[ ]
Joan M. Herman	[ ]
Denise A. Miller	[ ]
Rayanne E. Welsch	[ ]
Elizabeth A. Swartout	[ ]
Amy L. Welsch	[ ]
Gregory M. Welsch	[ ]
Martin J. Uhle	[ ]
California Restaurant Association	[ ]
Kenneth or Jill Moss	[ ]
Judy Altenburg	[ ]
Richard Ross	[ ]
Brett Sturm	[ ]

Total

[Form of Lock-Up Agreement]                                                                                                                     EXHIBIT A

[Letterhead of officer, director or stockholder of
Heartland Payment Systems, Inc.]

Heartland Payment Systems, Inc.
Public Offering of Common Stock

[•], 2005

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Robert W. Baird & Co. Incorporated

William Blair & Company, LLC

KeyBanc Capital Markets, a Division of McDonalds Investments Inc.

SunTrust Capital Markets, Inc.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company (including, without limitation, stock purchased in the public offering, whether or not under the directed share program) or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.  The foregoing restrictions shall not apply to bona fide gifts; provided, however, that (i) the recipient of such gift shall, prior to such gift, agree in writing to be bound by the terms of this letter, and (ii) such gift is not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise and the undersigned does not otherwise voluntarily effect any such public filing or report regarding such gift.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or shareholder]

[Name and address of officer, director or shareholder]

2

Annex A

List of Subsidiaries

The Heartland Payroll Company, L.L.C.

3